REVOLVING CREDIT NOTE

$28,000,000                                              Santa Clara, California
                                                                   July 17, 1996

     FOR VALUE RECEIVED, the undersigned promises to pay to the order of COMERICA BANK-CALIFORNIA (the "Bank") at 333 Santa Clara Street, San Jose, California, on July 1, 1998, the principal sum or so much of the principal sum of Twenty Eight Million Dollars ($28,000,000) as may from time to time have been advanced and be outstanding under that certain Loan Agreement dated March 31, 1994 between the undersigned and the Bank (the "Agreement") plus all accrued but unpaid interest thereon.

     The unpaid principal amount of this Note shall bear interest at the rate provided in Section 2.4.1 of the Agreement, which Agreement, as it may be amended from time to time, is by this reference incorporated herein and made a part hereof. Interest shall be payable to the extent accrued on the first day of each consecutive calendar month, beginning August 1, 1996, until maturity (whether by acceleration or otherwise) and, thereafter, on demand at a rate equal to three percent (3%) per annum plus the rate otherwise prevailing hereunder, but in no event to exceed the Legal Rate (as defined in the Agreement).

     This Note is a Master Note under which sums may or must be repaid from time to time and under which new advances are to be made by the Bank pursuant to the terms and conditions of the Agreement, and the books and records of the Bank shall constitute the best evidence of the amount of the indebtedness at any time owing hereunder.

     This Note is secured by the Collateral described in the Agreement, to which reference is made for, among other things, the conditions under which this Note may or must be paid in whole or in part prior to its due date or its due date accelerated. The Bank is hereby granted a security interest in all property of the undersigned at any time in the possession of the Bank or any Affiliate (as defined in the Agreement) of the Bank (or as to which the Bank or any Affiliate of the Bank at any time controls possession by documents or otherwise).

     If an Event of Default (as defined in the Agreement) occurs and is not cured within the time, if any, provided for by the Agreement, the Bank may exercise any one or more of the rights and remedies granted by the Agreement or any document contemplated thereby or given to a secured party under applicable law, including without limit the right to accelerate this Note and any other Indebtedness (as defined in the Agreement), and may set off against the principal of and interest on this Note or against any other Indebtedness (i) any amount owing by the Bank to the undersigned, (ii) any property of the undersigned at any time in the possession of the Bank or any Affiliate of the Bank.

     The undersigned and all accommodation parties, guarantors and indorsers (i) waive presentment, demand, protest and notice of dishonor, (ii) agree that no extension or indulgence to the undersigned or release or non-enforcement of any security, whether with or without notice, shall affect the obligations of any accommodation party, guarantor or indorser, and (iii) agree to reimburse the holder of this note for any and all costs and expenses incurred in collecting or attempting to collect any and all principal and interest under this Note (including, but not limited to, court costs and reasonable attorney fees, whether in-house or outside counsel is used and whether such costs and expenses are incurred in formal or informal collection actions, federal bankruptcy proceedings, appellate proceedings, probate proceedings, or otherwise). This Note shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of July 17, 1996.

                                                   Zycon Corportion



                                                   By:  /s/ Ronald H. Donati
                                                   -----------------------------
                                                       Ronald H. Donati
                                                       President